EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of THERMOGENESIS CORP. for the registration of 3,819,570 shares of its common stock and to the incorporation by reference therein of our report dated August 16, 2002, with respect to the financial statements and schedule of THERMOGENESIS CORP. included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.


                                                 /S/ ERNST & YOUNG LLP

                                                 ERNST & YOUNG LLP


Sacramento, California
April 16, 2003